Exhibit 5.1

Dentons Canada LLP 20th Floor, 250 Howe Street Vancouver, BC, Canada V6C 3R8 dentons.com

March 24, 2025

Lionsgate Studios Holding Corp.

2700 Colorado Avenue

Santa Monica, California 90404

USA

Ladies and Gentlemen:

Re:	Registration Statement on Form S-1

We have acted as Canadian legal counsel to Lionsgate Studios Holding Corp. (“New Lionsgate” or the “Company”), a company formed under the Business Corporations Act (British Columbia), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on March 24, 2025. As of the date of this opinion letter, the Company is a wholly-owned subsidiary of Lions Gate Entertainment Corp. (“LGEC”).

The Registration Statement covers common shares without par value in the capital of the Company (the “Shares”) issuable after the Separation Effective Time (as defined in the Plan of Arrangement, which is defined in the Registration Statement) pursuant to options (the “New Lionsgate Options”) and stock appreciation rights (the “New Lionsgate SARs”) outstanding under the Lionsgate Studios Holding Corp. 2025 Performance Incentive Plan, a copy of which is attached as Exhibit 10.5 to the Registration Statement (the “New Lionsgate 2025 Plan”), which are held by former employees of LGEC and its subsidiaries who are not employees or consultants of New Lionsgate or Starz Entertainment Corp., and any such individuals’ donees, pledgees, permitted transferees, assignees, successors, and others who come to hold any such New Lionsgate Options or New Lionsgate SARs (collectively, the “Former Employees”).

Pursuant to the Employee Matters Agreement (as defined in the Registration Statement), which the Company, LGEC, Lionsgate Studios Corp., and LG Sirius Holdings ULC propose to enter into prior to the Separation Effective Time, and as permitted by the Prior Plans (as defined below), options (the “LGEC Options”) and stock appreciation rights (the “LGEC SARs”) granted by LGEC pursuant to the Prior Plans and which are held by Former Employees (collectively, the “LGEC Awards”) will, as of the Separation Effective Time, be assumed by New Lionsgate and converted, through an adjustment thereto on the terms set out in the Employee Matters Agreement (or as otherwise determined by the Compensation Committee of LGEC), into New Lionsgate Options and New Lionsgate SARs, respectively, under the New Lionsgate 2025 Plan (collectively, the “New Lionsgate Awards”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

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(a)	Documents Reviewed

As Canadian counsel to the Company, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the New Lionsgate 2025 Plan;

(iii)

the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (the “LGEC 2023 Plan”), the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan, the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan, and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (collectively, the “Prior Plans”);

(iv)	the Plan of Arrangement;

(v)	the Employee Matters Agreement;

(vi)

certified copies of (A) unanimous written consent resolutions executed by each of the directors comprising the board of directors of New Lionsgate or (B) minutes of meetings of the board of directors of New Lionsgate, in each case approving, among other things, the adoption of Plan of Arrangement, the Employee Matters Agreement, and, subject to approval thereof by the holders of the Class A shares of LGEC, the New Lionsgate 2025 Plan;

(vii)

certified copies of (A) unanimous written consent resolutions executed by each of the directors comprising the board of directors of LGEC or (B) minutes of meetings of the board of directors of LGEC, in each case approving the adoption of each of the Prior Plans and related matters;

(viii)

certified copy of written consent resolutions of the sole shareholder of New Lionsgate approving the assumption of the LGEC 2023 Plan amended and restated as the New Lionsgate 2025 Plan, subject to the approval of the holders of the Class A Shares of LGEC, and related matters;

(ix)	certified copies of minutes of meetings of the holders of the Class A shares of LGEC approving, among other things, certain of the Prior Plans and related matters;

(x)	the articles of the Company (the “Company Articles”), and notice of articles of the Company, as amended; and

(xi)	the articles of LGEC (the “LGEC Articles”), and notice of articles of LGEC, as amended.

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We have also made such investigations and examined (A) a certificate signed by the Chief Executive Officer, President, and Secretary of the Company addressed to our firm, certifying certain additional corporate information of a factual nature and attaching certain documents and (B) a certificate signed by the Chief Financial Officer of LGEC addressed to our firm, certifying certain additional corporate information of a factual nature and attaching certain documents (collectively, the “Officer’s Certificates”) .

(b)	Laws Addressed

We are qualified to practice law in the Province of British Columbia and our opinion herein is restricted to the laws of the Province of British Columbia and the federal laws of Canada applicable therein. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal, provincial, or state securities laws, rules, or regulations.

(c)	Assumptions

For the purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(i)

with respect to all documents examined by us, the genuineness of all signatures, the authenticity, completeness, and accuracy of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as certified, conformed, telecopied, PDF or photocopied copies of originals, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties to all documents;

(ii)	the Officer’s Certificates are accurate and continue to be accurate on the date hereof;

(iii)	that the New Lionsgate 2025 Plan will be approved by the holders of the Class A shares of LGEC prior to the Separation Effective Time;

(iv)	that the Company reserves an adequate number of authorized and unissued Shares for issuance under the New Lionsgate Awards;

(v)	that the LGEC Awards were duly authorized and granted by LGEC in accordance with the terms of the applicable Prior Plans, the LGEC Articles, and applicable laws;

(vi)

that the assumption of the LGEC Awards and conversion thereof into New Lionsgate Awards pursuant to the Employee Matters Agreement, and the issuance of Shares pursuant to the New Lionsgate Awards, will be duly authorized by the directors of New Lionsgate;

(vii)	that the Plan of Arrangement will become effective in accordance with its terms in the form attached as Exhibit 2.3 to the Registration Statement at or prior to the Separation Effective Time;

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(viii)

that the Employee Matters Agreement will be executed and delivered by each of the parties thereto in the form attached as Exhibit 10.4 to the Registration Statement at or prior to the Separation Effective Time;

(ix)	that the Registration Statement, and any amendments thereto will continue to be effective under the Securities Act at the time of issuance of Shares pursuant to the New Lionsgate Awards; and

(x)

that (A) the resolutions of the holders of Class A shares of LGEC approving and adopting the New Lionsgate 2025 Plan, (B) the resolutions of the directors of New Lionsgate authorizing the Company to issue Shares pursuant to the New Lionsgate Awards, (C) the resolutions of the sole shareholder of New Lionsgate approving the assumption of the LGEC 2023 Plan amended and restated as the New Lionsgate 2025 Plan, subject to the approval of the holders of the Class A Shares of LGEC, (D) the provisions of the New Lionsgate 2025 Plan, (E) the Company Articles, and (F) applicable law, will remain in effect and unchanged at the time of issuance of Shares pursuant to the New Lionsgate Awards.

(d)	Opinions

Based upon and relying on the foregoing and the qualifications hereinafter expressed, we are of the opinion that following the approval of the New Lionsgate 2025 Plan by the holders of the Class A shares of LGEC and the Separation Effective Time, if and when Shares are issued to Former Employees pursuant to the New Lionsgate Awards in compliance with the provisions of the New Lionsgate 2025 Plan and any relevant agreements thereunder, provided that the Company has received the consideration required to be paid for such Shares, which shall be at least equal to the price fixed by the directors of the Company for the issuance thereof, the Shares will be validly issued, fully paid, and non-assessable common shares in the capital of the Company.

(e)	Qualifications

Whenever our opinion refers to securities of the Company, whether issued or to be issued, as being “fully-paid, and non-assessable”, such phrase means that the holders of such securities will not, after the issuance to them of such securities, be liable to pay further amounts to the Company in respect of the issue price payable for such securities, and no opinion is expressed as to the adequacy of any consideration received by the Company therefor.

For greater certainty, a specific assumption, limitation, or qualification in this opinion is not to be interpreted to restrict the generality of any other assumption, limitation, or qualification expressed in general terms in this opinion that includes the subject matter of the specific assumption, limitation, or qualification.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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This opinion is given as at the date hereof and we disclaim any obligation or undertaking to advise any person of any changes in law or fact that may come to our attention after the date hereof. Our opinions do not take into account any proposed rules, policies, or legislative changes that may come into force following the date hereof. This opinion letter has been prepared for your use solely in connection with the Registration Statement and may not be relied upon by any other person or for any other purpose without our express prior written consent. Furthermore, this opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, or the Shares.

Yours very truly,

/s/ Dentons Canada LLP